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EXHIBIT 21

Subsidiaries



                                                                 State or Other
                                                                  Jurisdiction
                  Name                                          of Incorporation
--------------------------------------------------------------  ----------------

Fedders North America, Inc.(1)                                      Delaware
Fedders Investment Corporation(1)                                   Delaware
NYCOR North America, Inc.(1)                                        Delaware
Emerson Quiet Kool Corporation(2)                                   Delaware
Fedders Shanghai Co., Ltd.(2)                                         China
Melcor Corporation(3)                                               New Jersey
Fedders Asia Ptd. Ltd.(4)                                           Singapore
Universal Comfort Products Pvt. Ltd.(10)                              India
Fedders Xinle Co. Ltd.(5)                                             China
Trion, Inc.(2)                                                     Pennsylvania
Envirco, Inc.(6)                                                    New Mexico
Trion Ltd.(6)                                                     United Kingdom
Fedders (Suzhou) Indoor Air Quality Co. Ltd.(6)                       China
Trion GmbH(2)                                                        Germany
Fedders Koppel, Inc.(4)                                            Philippines
Polenz GmbH(4)                                                       Germany
Eubank Manufacturing Enterprises, Inc(7)                              Texas
Quanzhou Melcor Hua Yu Thermoelectric Co. Ltd.(8)                     China
Xi'An Fedders Dong Fang Air Conditioner Compressor Co. Ltd.(9)        China
Fedders Suning Nanjing Co., Ltd.(10)                                  China
Fedders Xingrong Coil Co., Ltd.(11)                                   China


(1)  Wholly owned subsidiary of Fedders Corporation

(2)  Wholly owned subsidiary of Fedders North America, Inc.

(3)  Wholly owned subsidiary of NYCOR North America

(4)  Wholly owned subsidiary of Fedders International

(5)  Majority owned subsidiary of Fedders Investment Corporation

(6)  Wholly owned subsidiary of Trion, Inc.

(7)  Wholly owned subsidiary of Melcor Corporation

(8)  Majority owned subsidiary of Melcor Corporation

(9)  50% owned subsidiary of Rotorex Company, Inc.

(10) Majority owned subsidiary of Fedders International

(11) 50% owned subsidiary of Fedders International